						EXHIBIT 99.2

DHI GROUP, INC.
SUPPLEMENTAL DATA - HCAREERS DETAIL
(Unaudited)
(in thousands)

	Q1 2018	Q2 2018	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Revenues	$3,393	$1,936	$3,571	$3,791	$3,519	$3,488	$14,369
Operating Expenses
Cost of Revenues	451	254	457	452	383	367	1,659
Product Development	51	34	445	453	62	53	1,013
Sales & Marketing	890	595	1,320	1,203	938	1,001	4,462
General & Administrative	377	172	410	433	236	232	1,311
Depreciation	54	36	61	89	59	49	258
Amortization	287	191	287	287	287	287	1,148
Disposition related and other costs	—	—	—	64	16	3	83
Total Operating Expenses	2,110	1,282	2,980	2,981	1,981	1,992	9,934
Operating Income	$1,283	$654	$591	$810	$1,538	$1,496	$4,435

Deferred Revenue at period end	4,850	—	4,938	4,539	4,140	4,494	4,494

	Note: Hcareers sold on May 22, 2018.

						EXHIBIT 99.2

DHI GROUP, INC.
SUPPLEMENTAL DATA - DICE EUROPE DETAIL
(Unaudited)
(in thousands)

	Q1 2018	Q2 2018	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
Revenues	$1,292	$1,255	$1,819	$1,688	$1,885	$1,713	$7,105